Exhibit 6

                        TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate-Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4 Trust *CUSIP: 21988G486

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2002


INTEREST ACCOUNT

Balance as of February 1, 2002 .................................   $        0.00
         Scheduled Income received on securities ...............   $3,286,890.75
         Unscheduled Income received on securities .............   $        0.00

LESS:
         Distribution to Holders ...............................  -$2,373,865.00
         Distribution to Depositor .............................    -$913,025.21
         Distribution to Trustee ...............................          -$0.54
Balance as of August 1, 2002 ...................................   $        0.00


PRINCIPAL ACCOUNT

Balance as of February 1, 2002 .................................   $        0.00
         Scheduled Principal payment received on securities ....   $        0.00

LESS:
         Distribution to Holders ...............................   $        0.00
Balance as of August 1, 2002 ...................................   $        0.00


                 UNDERLYING SECURITIES HELD AS OF AUGUST 1, 2002

         Principal
         Amount                    Title of Security
         ------                    -----------------
         $66,287,000       Chrysler Corporation 7.45%
                           Debentures
                           Due February 1, 2097
                           *CUSIP:  171196AS7

         $22,100,000       Chrysler Corporation 7.40%
                           Debentures
                           Due August 1, 2097
                           *CUSIP:  171196AT5

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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